Exhibit 99.2

News Release

Contact:
William L. Prater	Will Fisackerly
Treasurer and	Senior Vice President and
Chief Financial Officer	Director of Corporate Finance
662/680-2536	662/680-2475

Media Contact:
Randy Burchfield
662/680-4920

BANCORPSOUTH, INC. TO MERGE WITH

OUACHITA BANCSHARES CORP., MONROE, LOUISIANA

TUPELO, MS, January 8, 2014 — BancorpSouth, Inc. (NYSE: BXS) the parent company of BancorpSouth Bank, (collectively referred to as “BancorpSouth”) announced today the signing of a definitive merger agreement with Ouachita Bancshares Corp. and its wholly owned subsidiary, Ouachita Independent Bank (collectively referred to as “OIB”) headquartered in Monroe, Louisiana, whereby Ouachita Bancshares Corp. will be merged with and into BancorpSouth, Inc.

Ouachita Independent Bank operates twelve (12) full-service banking offices; six (6) in the Monroe-West Monroe, Louisiana area, four (4) in the Shreveport-Bossier City, Louisiana area, and two (2) in the Bastrop, Louisiana area. Additionally, OIB currently operates loan production offices in Madison, Mississippi and Natchitoches, Louisiana. As of December 31, 2013 (unaudited), OIB, on a consolidated basis, reported total assets of $652.5 million, total loans of $477.8 million and total deposits of $549.7 million.

Under the terms of the definitive agreement, BancorpSouth will issue a maximum of 3,675,000 shares of BancorpSouth common stock plus $22.875 million in cash for all outstanding shares of Ouachita Bancshares Corp. capital stock, subject to certain conditions and potential adjustments. The terms of the agreement provide for a collar with respect to the total deal value ranging from $99 million to $112 million. If necessary, the share count will be adjusted downward or the cash consideration adjusted upward to accommodate the respective boundaries of the collar.

“We are very pleased to announce the first bank transaction for our Company since 2007,” commented Dan Rollins, Chief Executive Officer of BancorpSouth. “We are excited about the opportunity to partner with the professionals at OIB. I would like to welcome their outstanding team to the BancorpSouth family. Our management has the utmost respect for the manner in which their bankers take care of customers and transact business. We are extremely impressed with the reputation and respect that OIB has developed in the markets that we serve. This transaction will give us the opportunity to significantly enhance our market share in both the Monroe-West Monroe and Shreveport-Bossier City markets. It will also provide an opportunity

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BancorpSouth, Inc.

Box 789 — Tupelo, MS 38802-0789 — (662) 680-2000

BXS to Acquire Ouachita Bancshares Corp.

January 8, 2014

to enter the Bastrop market, a market which we’ve not previously served. OIB customers can expect to continue to receive the same level of personal service to which they have become accustomed, with the added advantage of additional BancorpSouth products and resources.”

“We have always respected BancorpSouth as a competitor and the presence that they have developed along the I-20 corridor,” stated Clyde White, Chairman and former Chief Executive Officer of Ouachita Bancshares Corp. “We are excited for our customers, employees, and shareholders to have the opportunity to partner with an organization like BancorpSouth. We look forward to our relationship with Dan and the entire BancorpSouth team.”

Kevin Koh, Chief Executive Officer of Ouachita Independent Bank added, “BancorpSouth is a great cultural fit with an operating style that is very similar to that of our Company. Both banks have a longstanding reputation for their commitment to the communities they serve as well as the customer-focused models that both operate. We believe these core fundamental similarities will make for a very seamless and successful transition over to the BancorpSouth team.”

Clyde White, who recently retired from active day-to-day management of OIB, will continue to serve as Chairman of the Board of OIB until the merger is completed. Kevin Koh will continue to serve as OIB’s Chief Executive Officer until the merger is completed. After that date, he will become BancorpSouth’s Division President with responsibility for Northeast Louisiana markets including Monroe-West Monroe. Lee Copeland, BancorpSouth’s Division President for North Louisiana will continue to serve as Division President for BancorpSouth’s Northwest Louisiana markets including Shreveport. Chris Windham, OIB’s Chief Lending Officer, upon consummation of the merger, will serve as Senior Lender for the Northeast Division. L.J. Holland, BancorpSouth’s Monroe-West Monroe Market President will continue in his role.

The merger has been unanimously approved by the Boards of Directors of both companies and is expected to close during the second quarter of 2014. The transaction is subject to certain conditions, including the approval by OIB’s shareholders and customary regulatory approvals. Operational integration is anticipated to begin during the second quarter of 2014.

OIB was advised in this transaction by Sheshunoff & Co as financial advisor and Fenimore, Kay, Harrison & Ford, LLP as legal counsel. Bracewell & Guiliani LLP was legal counsel to BancorpSouth.

In addition to the information contained within this announcement, an Investor Presentation has been posted on BancorpSouth’s website (www.bancorpsouth.com) containing additional information regarding this transaction.

About BancorpSouth, Inc.

BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with $12.9 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates 292 commercial banking, mortgage, insurance, trust and broker/dealer locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas, including an insurance location in Illinois.

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BancorpSouth, Inc.

Box 789 — Tupelo, MS 38802-0789 — (662) 680-2000

BXS to Acquire Ouachita Bancshares Corp.

January 8, 2014

In connection with the proposed merger, BancorpSouth, Inc. will file a registration statement on Form S-4 with the Securities and Exchange Commission. Shareholders of BancorpSouth and Ouachita Bancshares Corp. are encouraged to read the registration statement, including the proxy statement/prospectus that will be a part of the registration statement, because it will contain important information about the merger, BancorpSouth and Ouachita Bancshares Corp. After the registration statement is filed with the SEC, the proxy statement/prospectus and other relevant documents will be available for free on the SEC’s web site (www.sec.gov), and the proxy statement/prospectus will also be made available for free from the Corporate Secretary of each of BancorpSouth and Ouachita Bancshares Corp.

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction with Ouachita Bancshares Corp., acceptance by customers of Ouachita Bancshares Corp. of BancorpSouth’s products and services, the opportunities to enhance market share in certain markets and market acceptance of BancorpSouth generally in new markets.

We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors include, but are not limited to, the ability to obtain required shareholder and regulatory approvals for the merger, the ability of BancorpSouth and Ouachita Bancshares Corp. to close the merger, BancorpSouth’s ability to successfully integrate the operations of Ouachita Independent Bank after the merger, the ability of BancorpSouth to provide competitive services and products in new markets and grow market share in existing markets, the ability of BancorpSouth to assimilate and retain key personnel after the merger, conditions in the financial markets and economic conditions generally, the adequacy of BancorpSouth’s provision and allowance for credit losses to cover actual credit losses, the credit risk associated with real estate construction, acquisition and development loans, losses resulting from the significant amount of BancorpSouth’s other real estate owned, limitations on BancorpSouth’s ability to declare and pay dividends, the impact of legal or administrative proceedings, the availability of capital on favorable terms if and when needed, liquidity risk, governmental regulation and supervision of BancorpSouth’s operations, the short-term and long-term impact of changes to banking capital standards on BancorpSouth’s regulatory capital and liquidity, the impact of regulations on service charges on BancorpSouth’s core deposit accounts, the susceptibility of BancorpSouth’s business to local economic or environmental conditions, the soundness of other financial institutions, changes in interest rates, the impact of monetary policies and economic factors on BancorpSouth’s ability to attract deposits or make loans, volatility in capital and credit markets, reputational risk, the impact of hurricanes or other adverse weather events, any requirement that BancorpSouth write down goodwill or other intangible assets, diversification in the types of financial services BancorpSouth offers, BancorpSouth’s ability to adapt its products and services to evolving industry standards and consumer preferences, competition with other financial services companies, BancorpSouth’s growth strategy, interruptions or breaches in BancorpSouth’s information system security, the failure of certain third party vendors to perform, unfavorable ratings by rating agencies, dilution caused by BancorpSouth’s issuance of additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, other factors generally understood to affect the financial condition or results of financial services companies and other factors detailed from time to time in BancorpSouth’s press releases and filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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BancorpSouth, Inc.

Box 789 — Tupelo, MS 38802-0789 — (662) 680-2000